EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into and effective this 28th day of March, 2008, by and among Iscom, Inc., a Nevada corporation (hereinafter, the “Buyer”), and Global Entertainment Holdings, Inc., a Nevada Corporation (hereinafter, the “Seller”), with respect to the sale of Seller’s interest in LitFunding USA, Inc., a Nevada corporation (the “Corporation”).

RECITALS:

A.

The Corporation is a wholly-owned subsidiary of the Seller and is engaged in the business, through it’s six, wholly-owned subsidiary LLC companies, of advancing funds to Plaintiff’s attorneys on various legal actions, for which it anticipates earning a fee along with return of the advance upon a favorable outcome of the litigation (hereinafter, the advanced funds and the fee contingent upon the success of the litigation, are collectively referred to as the “Advance Receivables”); and

B.

The Seller desires to sell all of it’s interest in the Corporation, represented by all of the shares of capital stock of the Corporation, and the Buyer desires to purchase said shares of the Corporation; and

C.

The Corporation has significant liabilities, as well as the potential to generate revenues via contingent repayment of the Advance Receivables; and

D.

The Corporation will require the expenditure of substantial resources that the Seller is lacking, and the Buyer is willing to commit, in order for the Corporation to potentially recover any of its Advance Receivables; and

F.

After engaging in good faith negotiations, Buyer desires to purchase all of Seller’s right, title and interest in the Corporation which is represented by its ownership of all of the Seller’s capital stock of the Corporation (collectively the “Stock”), and Seller wishes to sell all of such right, title and interest in the Stock to the Buyer, pursuant to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Purchase and Sale of Stock.

1.1

Purchase of Stock.  Subject to the terms and conditions of this Agreement, Buyer hereby agrees to purchase from Seller, and Seller hereby agrees to sell to Buyer, all of the Stock, representing one hundred percent (100%) of the capital stock authorized in the Corporation.  Inasmuch as no physical stock certificate was ever issued to Seller, Seller hereby confirms that it is selling, assigning and transferring to Buyer all of whatever right, title and interest of any kind or nature whatsoever in the Corporation that Seller may own. At the Closing (as defined in Section 3.1, below), Seller shall cause the Corporation to issue to Buyer a certificate of common stock representing all of the authorized shares of common stock to evidence Buyer’s ownership of the Corporation.

1.2

Purchase Price.  The purchase price for the Stock shall be Five Hundred ($500.00) Dollars (the “Purchase Price”), which shall be payable on or before the Closing Date (as defined in Section 3.1, below), in the form of a cashier’s check made payable to Seller, or by direct deposit to Seller’s bank account.

1.3

Contingent Purchase Price.  In addition to the Purchase Price, the parties agree that the Buyer shall pay to Seller an amount equal to fifty percent (50%) of all Net Revenues, Less Liabilities and

Fees (“Contingent Purchase Price”) collected and received by Buyer solely from the Advance Receivables. For purposes of this Agreement only, the term “Net Revenues, Less Liabilities and Fees” shall mean the gross funds collected from the Advance Receivables, less any and all expenses associated with collection of such Advance Receivables, less the amount of all liabilities of the Corporation that were assumed by Buyer at Closing, and less a deduction of fifteen percent (15%) of the gross funds collected as a reasonable fee for the services of the Buyer, or its agents.

2.

Certain Covenants and Representations.  In addition to any other obligations hereunder, the parties hereby make the following covenants and representations:

2.1

The execution, delivery and performance by Seller of this Agreement (and all other documents to be executed, delivered and/or performed in connection herewith) are valid and binding upon Seller and enforceable in accordance with their respective terms.

2.2

The Seller is the sole owner of the Stock and has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.  None of the execution, delivery, or the performance by Seller of this Agreement nor the consummation of the transactions contemplated hereunder:

(a)

Will conflict with, or result in a violation or breach of any term or provision of, or constitute an event of default or acceleration under (assuming the passage of time and the giving of notice) any government approval, any law, regulation, order, permit or license, any writ, injunction, order, judgment or decree of any governmental authority, or any agreement or contract to which Seller and/or the Company, or any of Seller's and/or the Company’s assets or properties, are a party or subject;

(b)

Will result in the imposition of any lien, encumbrance or charge upon any of the assets or properties of Seller;

(c)

Give any third party the right to terminate, amend, or renegotiate any agreement to which Seller is a party;

(d)

Constitute a violation of any law;

(e)

Constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws of the Company; or

(f)

Result in or require the creation of any lien upon the Stock purchased hereunder.

2.3

Condition of Corporation and Assets.  Buyer hereby represent and warrant that it has completed all due diligence it believes is necessary to properly evaluate the purchase of the Stock pursuant to this Agreement.  Additionally, Buyer has examined the financial statements provided by Seller at Closing and will rely upon said statements in its evaluation of the assets of the Corporation and the fairness of the Purchase Price and the Contingent Purchase Price. Buyer acknowledges that it is accepting the assets of the Corporation in their “as-is” condition as of the Closing Date.

 2.4

Corporate Liabilities.  Buyer acknowledges and understands that, by purchasing the Stock, the Corporation so acquired thereby shall continue to be liable for the payment of all claims, liabilities or obligations of any kind or nature of the Corporation that have been disclosed on the financial statements received by the Buyer as of the Closing Date, including the liabilities y:

2.5

Resignation.

Seller covenants that it will supply the written resignation of all of Seller’s officers, directors and/or employees hereby resigned any positions they hold with Corporation effective as of the Closing.

2.6

Certain Tax Matters.   The Seller agrees to provide tax returns for the Corporation and for the LLC companies that are wholly-owned subsidiaries.  Said tax returns shall cover all years required from the inception of the Corporation and its wholly-owned subsidiaries, through the fiscal years ending on or prior to the Closing Date.

3.

Closing

3.1

Closing Date.  Except as otherwise provided herein, the transactions contemplated by this Agreement shall close and be consummated at 5:00 p.m. on March 31, 2008 (the “Closing” or the “Closing Date”).  The Closing shall occur at the offices of Claire C. Ambrosio, Attorney at Law 4223 Glencoe Avenue, Suite B130, Marina Del Rey, CA 90292.

3.2

Contingencies to Closing.  The Closing shall be contingent upon the following, unless waived in writing by the party for whose benefit a particular item is to be delivered:

(a)

Buyer’s Closing Documents.  On or before the Closing Date, Buyer shall deliver the following items to Seller:

(i)

the Purchase Price as specified in Section 1;

(ii)

Such additional documents and items as may be reasonably requested by Seller.

(b)

Seller’s Closing Documents.  On or before the Closing Date, Seller shall deliver to Buyer such documents and items as may be reasonably requested by Buyer:

(i)

A certificate evidencing the Stock of the Corporation, properly endorsed for sale and transfer to the Buyer, registered in the name of the Buyer (Iscom, Inc.), in the amount of seventy-five thousand (75,000) shares of common stock.

(ii)

All documents, records, and materials pertaining to or owned by the Corporation, including, but not limited to, all tax returns filed for the Corporation and its wholly-owned subsidiaries.

(iii)

A financial statement reflecting the financial standing of the Corporation as of the Closing Date, and for all previous periods from inception.

(iv)

The Corporate Record Book including, but not limited to, Articles of Incorporation, Bylaws, all blank stock certificates and corporate minutes.

(v)

All documents, records and materials pertaining to or owned by the LLCs that are wholly-owned subsidiaries of the Corporation, including, but not limited to, all LLC Books and Records. Articles of Organization and Operating Agreements.

(vi)

Such additional documents and items as may be reasonably requested by Buyer.

4.

Indemnification of Buyer.  Subject to the terms and conditions of this Section 4, from and after the Closing of this transaction, Seller, agrees to indemnify, defend and hold harmless the Buyer, its respective affiliates, its respective present and former directors, officers, shareholders, employees and agents and its respective heirs, executors, administrators, successors and assigns (the “Buyer Indemnified Persons”), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against any Buyer Indemnified Person, arising out of or resulting from, directly or indirectly:

(a)

the inaccuracy of any representation or breach of any warranty of the Seller or the Corporation contained in or made pursuant to this Agreement, which was not disclosed to Buyer in writing prior to the Closing of this transaction; or

(b)

the breach of any covenant, representation or agreement of Seller or the Corporation contained in this Agreement; or

(c)

the conduct of the business or the management of the Corporation at any time prior to the Closing of this transaction; or

(d)

any claim to fees or costs for alleged services rendered by a broker, agent, finder or other person claiming to act in a similar capacity at the request of the Seller in connection with this Agreement; provided, however, that Seller shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Buyer of its obligations under this Agreement or from Buyer’s gross negligence, fraud or willful misconduct.

5.

General Provisions.

5.1

Entire Agreement.  This Agreement (and those agreements and exhibits attached hereto or incorporated herein by reference) contains the entire agreement between the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, representations and understandings of the parties, written or oral.

5.2

Amendment.     No provision of this Agreement or any of the documents referred to herein may be amended, modified, supplemented, changed, waived, discharged or terminated, except by a writing signed by or on behalf of each party hereto.

5.3

Governing Law.  This Agreement and the obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Nevada without regard to its provisions regarding choice of law or conflict of laws.  Any arbitration or litigation involving this Agreement shall be conducted in Las Vegas, Nevada, and the parties agree to exclusive jurisdiction and venue in such location.

5.4

Specific Performance.  The parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate.  As such, the parties agree that if either party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled.

5.5

Notices.  All notices, requests, consents, directions, and demands hereunder shall be deemed given when: (a) personally delivered; (b) delivered via bonded overnight courier (e.g., Federal Express, DHL or UPS); or (c) two business days after being duly deposited in the United States mail, postage prepaid, return receipt requested, addressed as set forth below:

If to Buyer:

Iscom, Inc.

c/o Claire C. Ambrosio

4223 Glencoe Avenue, Suite B130

Marina Del Rey, California  90292

If to Seller:

Global Entertainment Holdings, Inc.

Attn: Terry Gabby, CFO

2375 E. Tropicana Avenue, Unit 8-259

Las Vegas, Nevada  89119

5.6

Authority. Each party represents and warrants that: (a) it has the full power, authority and legal right to execute and deliver, and to perform and observe the provisions of this Agreement and to carry out the transactions contemplated herein; (b) the execution, delivery and performance by the parties to this Agreement have been duly authorized by all necessary legal action; (c) and it has obtained any necessary consent, approval of, notice to, or any action by, any person, firm, corporation or governmental entity or agency necessary or appropriate to consummate the transactions contemplated hereby.

5.7

No Waiver.  No consent or waiver, express or implied, by any party to, or of any breach or default by any other party in, the performance of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such party of the same or any other obligations hereunder.

5.8

Survival.  All of the representations and warranties of the parties contained herein shall survive the Closing.

5.9

Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, the remainder of this Agreement and the application of such provision or provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

5.10

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.  This Agreement may not be assigned by any party without the consent of the other parties hereto.

5.11

Counterparts.   This Agreement may be executed in one or more counter- parts, each of which shall be deemed an original and all of which together shall constitute the Agreement.  Facsimile signature pages shall be accepted as originals, and each party shall promptly forward originally executed copies of this Agreement to the other parties hereto.

5.12

Further Assurances.  Each party shall, upon the request of any other party hereto, execute, acknowledge, deliver or perform all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required to carry out the terms and provisions of this Agreement.

5.13

Informed Execution.  Each party hereto represents and warrant that in executing this Agreement it: (a) has obtained independent legal, tax, financial and other appropriate advice related to this Agreement and the transactions contemplated hereby; (b) has carefully read and fully understand the terms, conditions and consequences of this Agreement; and (c) has not relied on any inducements, promises or representations made by any other party (except as expressly set forth herein) or the accountants, attorneys or other agents representing any other party.  The parties acknowledge that Claire C. Ambrosio, Attorney at Law, has represented only the Buyer and no other parties in connection with this Agreement.

5.14

Attorneys Fees.   In the event of any dispute between parties to this Agreement, the prevailing party shall be entitled to immediate payment of all costs incurred by such party in such dispute, including, but not limited to, court costs and reasonable attorneys' fees.

5.15

Interpretation.  This Agreement shall be construed in accordance with its fair meaning as if prepared by all parties hereto, and shall not be interpreted against either party on the basis that it was prepared by one party or another.  The captions and headings used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions thereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

BUYER:

Iscom, Inc.

By:_/s/ Claire Ambrosio______________

Claire Ambrosio, Attorney at Law

Legal Representative

SELLER:

Global Entertainment Holdings, Inc.

By:_/s/ Gary Rasmussen______________

Gary Rasmussen, CEO

FOR ACKNOWLEDGEMENT PURPOSES ONLY:

CORPORATION:

LitFunding USA, Inc.

A Nevada corporation

By:_/s/ Terry Gabby_________________

Terry Gabby, Sole Officer